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          [UNITED INVESTORS LIFE LETTERHEAD APPEARS HERE]

March 17, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  21549


Re:  Rule 24F-2 Notice on Form 24F-2 for
     United Investors Life Insurance Company
     RetireMAP Variable Account
     Securities Act of 1933 File No.: 333-12507
     Investment Company Act File No. 811-7827


Commissioners:

It is my opinion that the securities issued in accordance with the above captioned filing, and which the filing of this Form 24F-2 makes definite, were legally issued, fully paid and non-assessable.

Very truly yours,


/s/: JAMES L. SEDGWICK
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James L. Sedgwick
President